EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of HEICO Corporation on Form S-8 of our report dated December 18, 2002, appearing in the Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 2002.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Ft. Lauderdale, Florida
September 3, 2003